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    As filed with the Securities and Exchange Commission on August 23, 2000
                                                      Registration No. 333-19009

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                          QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

         NORTH CAROLINA                                  56-1714315
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              4709 CREEKSTONE DRIVE
                         RIVERBIRCH BUILDING, SUITE 200
                        DURHAM, NORTH CAROLINA 27703-8411
                                 (919) 998-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            DENNIS B. GILLINGS, PH.D.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          QUINTILES TRANSNATIONAL CORP.
                              4709 CREEKSTONE DRIVE
                         RIVERBIRCH BUILDING, SUITE 200
                        DURHAM, NORTH CAROLINA 27703-8411
                                 (919) 998-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -------------------------

                                   COPIES TO:

                              GERALD F. ROACH, ESQ.
                               AMY J. MEYERS, ESQ.
                            SMITH, ANDERSON, BLOUNT,
                      DORSETT, MITCHELL & JERNIGAN, L.L.P.
                         2500 First Union Capitol Center
                          Raleigh, North Carolina 27601
                                 (919) 821-1220

                          DEREGISTRATION OF SECURITIES

Quintiles Transnational Corp. (the "Company") registered an aggregate principal amount of $126,075,000 of 4.25% Convertible Subordinated Notes Due May 31, 2000 (the "Notes") and 1,523,535 shares of its common stock (the "Shares") issuable upon conversion of the Notes pursuant to its Registration Statement on Form S-3 (File No. 333-19009) filed on December 30, 1996, as amended on February 18, 1997, and declared effective on February 21, 1997 (the "Registration Statement"). The Notes and the Shares were registered to permit resales of such Notes or, if the Notes were converted prior to resale, Shares by certain Selling Holders named in the Registration Statement. By filing this Post-Effective Amendment No. 1 to the Registration Statement, the Company hereby removes from registration all of the Notes and Shares which remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-19009 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on August 23, 2000

                                          QUINTILES TRANSNATIONAL CORP.


                                          By: /s/ Dennis B. Gillings
                                              ----------------------------------
                                              Dennis B. Gillings, Ph.D.
                                              Chairman of the Board of Directors
                                              and Chief Executive officer


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         Pursuant to the requirements of the Securities Act of 1933, this
Post-Effective Amendment No. 1 to Registration Statement No. 333-19009 has been signed by the following persons as of August 23, 2000 in the capacities indicated.

Signature                                Title
---------                                -----

/s/ Dennis B. Gillings                   Chairman of the Board of Directors
----------------------------------       and Chief Executive Officer
Dennis B. Gillings, Ph.D.

                 *                       Vice Chairman and Director
----------------------------------
Santo J. Costa

/s/ James L. Bierman                     Chief Financial Officer
----------------------------------       (Principal accounting and financial
James L. Bierman                         officer)

                 *                       Director
----------------------------------
Robert C. Bishop, Ph.D.

                                         Director
----------------------------------
E.G.F. Brown

/s/ Vaughn D. Bryson                     Director
----------------------------------
Vaughn D. Bryson

                 *                       Director
----------------------------------
Chester W. Douglass, Ph.D.

                                         Director
----------------------------------
Jim D. Kever

                 *                       Director
----------------------------------
Arthur M. Pappas

                                         Director
----------------------------------
Eric J. Topol, M.D.

                                         Director
----------------------------------
Virginia V. Weldon, M.D.

*  By: /s/ Dennis B. Gillings
       ---------------------------
       Dennis B. Gillings, Ph.D.